UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

CHINA WIRELESS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-49388 (Commission File Number)	91-1966948 (IRS Employer Identification No.)

1746 Cole Boulevard, Suite 225, Golden, Colorado 80401-3208

(Address of principal executive offices) (Zip Code)

Not Applicable

(Former name or former address, if changed since last report)

Registrant’s telephone number, including area code (303) 277-9968

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 24, 2005, the registrant entered an agreement with Tianjin Create IT Company Ltd. through which the registrant will acquire 51% of Tianjin Create Co. The registrant will pay the founders of Create Co. $25,000 no later than August 31, 2005 and $15,379 on or about December 31, 2005. In addition, the registrant will issue 448,665 restricted shares of its common stock upon completing the acquisition.

This agreement replaced an earlier agreement that contemplated the acquisition of a 60% interest in Tianjin Create Co. through CJ Information Technology Company for $250,000.

Tianjin Create Co. is a computer network systems integration and broadband integrator located in Tianjin City, China. Its customer base includes universities and colleges, enterprises businesses, and government entities.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective May 31, 2005, Allan Rabinoff resigned as a director of the registrant due to health reasons. Dr. Rabinoff had held the position of Chairman of the board of directors.

Item 9.01	Financial Statements and Exhibits

Regulation S-B Number	Document
10.1	Letter agreement with Tianjin Create IT Company Ltd. dated May 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA WIRELESS COMMUNICATIONS, INC.

June 6, 2005	By:	/s/ Pedro E. Racelis III
Pedro E. Racelis III
President and Chief Executive Officer

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